UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2012

CAPITALSOURCE INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

633 West 5th Street, 33rd Floor

Los Angeles, CA 90071

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (301) 841-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2012, John K. Delaney, the Chairman of the Board of Directors of CapitalSource Inc. (the “Company”), a member of the Asset/Liability Committee of the Board of Directors of the Company and the Chairman of the Board of Directors of CapitalSource Bank, resigned as Executive Chairman of the Company following his primary election victory on April 3, 2012 in the U.S. House of Representatives race in the 6th Congressional District of Maryland. Mr. Delaney had previously taken a leave of absence from his role as Executive Chairman, effective as of January 4, 2012, in accordance with the terms of a letter agreement between the Company and Mr. Delaney outlining the terms of his leave of absence (the “Delaney Letter Agreement”). The Delaney Letter Agreement expired pursuant to its terms effective April 4, 2012.

Mr. Delaney will continue to serve as Chairman of the Company Board, as a member of the Asset/Liability Committee of the Company Board and as Chairman of the Board of Directors of CapitalSource Bank.

A copy of the Company’s press release announcing Mr. Delaney’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 4, 2012	/s/ Kori Ogrosky
Kori Ogrosky
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by CapitalSource Inc. on April 4, 2012.